Exhibit 99.1

Seritage Growth Properties Reports Second Quarter 2026 Operating Results

New York – August 14, 2026 – Seritage Growth Properties (NYSE: SRG) (the “Company”), a national owner and developer of retail, residential and mixed-use properties today reported financial and operating results for the three and six months ended June 30, 2026.

"We were pleased to close on the refinancing of the term loan facility which should allow us additional flexibility to execute sales at appropriate pricing and timing to help maximize value for our shareholders while we continue our efforts on the plan of sale. Additionally, we continue to explore the possibility of a strategic transaction as we simplify our portfolio,” said Adam Metz, CEO & President.

Q2 Sale Highlights:

•
Generated gross proceeds of $11.0 million from the sale of one vacant/non-income producing asset.
•
Subsequent to June 30, 2026, generated $3.0 million in gross proceeds from the sale of one vacant/non-income producing asset and received a distribution of $8.9 million from an unconsolidated entity as a result of the sale of a portion of the underlying property.
•
As previously disclosed, the Company has entered into an option purchase and sale agreement (the “PSA”) to sell one vacant non-income producing premier asset in Dallas, Texas for anticipated gross proceeds of $50.8 million before applicable credits and costs. The sale is subject to customary closing conditions and is also cross-conditioned and cross-defaulted with an option purchase and sale agreement between the buyer and unaffiliated owners of a neighboring parcel. The buyer made an initial option payment of $169,200, then (i) commencing on July 1, 2026, and each month thereafter that the PSA remains in effect through December 1, 2026, the Company shall receive an option payment equal to $126,900 and (ii) commencing on January 1, 2027, and each month thereafter that the PSA remains in effect through January 1, 2028, the Company shall receive an option payment equal to $274,950. All option payments are incremental to the purchase price and are non-refundable except as otherwise provided for in the PSA. There can be no assurances that the buyer will exercise the option to purchase the property.

Financial Highlights:

For the three and six months ended June 30, 2026:

•
As of June 30, 2026, the Company had cash on hand of $62.9 million, including $14.4 million of restricted cash. As of August 14, 2026, the Company has cash on hand of $48.6 million, including $32.7 million of restricted cash, and $10.0 million of availability under its revolving loan facility discussed below.
•
During the three and six months ended June 30, 2026, the Company invested $0.8 million and $0.9 million, respectively, in its consolidated properties and $0.1 million and $2.5 million, respectively, in its unconsolidated properties.
•
During the three and six months ended June 30, 2026, the Company received distributions of $1.4 million and $8.8 million, respectively, from its unconsolidated properties.
•
The Company did not recognize any impairment charges on its consolidated properties for the three months ended June 30, 2026. The Company recognized an impairment charge of $15.2 million on one of its consolidated properties during the six months ended June 30, 2026.
•
During the three months ended June 30, 2026, the Company did not record any other-than-temporary impairment losses on its unconsolidated entities. The Company recorded an other-than-temporary impairment loss of $5.2 million on one of its unconsolidated entities during the six months ended June 30, 2026.
•
Net loss attributable to common shareholders of ($7.4) million, or ($0.13) per share and ($38.9) million, or ($0.69) per share, for the three and six months ended June 30, 2026, respectively.
•
Subsequent to June 30, 2026, the Company entered into a new $15.0 million term loan facility and a $25.0 million revolving loan facility. At closing, the Company drew $15.0 million under the revolving loan facility, leaving $10.0 million available for future borrowings. The Company used a combination of the proceeds from the closing of the new loans together with cash on hand to fully repay the $50.0 million outstanding balance on the Term Loan Facility.

Portfolio

The table below represents a summary of the Company’s properties as of June 30, 2026 (in thousands except number of leases and acreage data):

Planned Usage	Total	Built SF / Acreage (1)	Leased SF (1)(2)	% Leased	Avg. Acreage / Site
Consolidated
Multi-Tenant Retail	1	209 sf / 14 acres	175	83.6%	14.1
Residential (3)	1	33 sf / 5 acres	12	36.7%	4.6
Premier	2	8 sf / 38 acres	8	100.0%	18.6
Unconsolidated
Other Joint Ventures	2	93 sf / 28 acres	5	5.1%	14.2
Premier	3	158 sf / 55 acres	106	67.4%	18.2

(1) Square footage and acreage are presented at the Company’s proportional share.

(2) Based on signed leases at June 30, 2026.

(3) Square footage represents built ancillary retail space.

Financial Summary

The table below provides a summary of the Company’s financial results for the three and six months ended June 30, 2026:

	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net loss attributable to Seritage common shareholders	$(7,353)	$(29,731)	$(38,896)	$(53,158)
Net loss per share attributable to Seritage common shareholders	(0.13)	(0.53)	(0.69)	(0.94)

As of June 30, 2026, the Company had cash on hand of $62.9 million, including $14.4 million of restricted cash. Subsequent to June 30, 2026, the Company sold one consolidated property for aggregate gross proceeds of $3.0 million and received a distribution of $8.9 million from an unconsolidated entity. On July 24, 2026, the Company entered into a new $15.0 million term loan facility and a $25.0 million revolving loan facility. At closing, the Company drew $15.0 million under the revolving loan facility, leaving $10.0 million available for future borrowings. The Company used the proceeds from the closing of the new term loan facility and the initial draw under the revolving loan facility together with cash on hand to fully repay the $50.0 million outstanding balance on the Term Loan Facility. The Company expects to use existing cash on hand and its availability under the revolving loan facility to pay for its financing obligations and fund its operations and development activity. For more information on our liquidity position, including our going concern analysis, please see the notes to the consolidated financial statements included in Part I, Item 1 and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each in our Quarterly Report on Form 10-Q.

Litigation Matters

On July 1, 2024, a purported shareholder of the Company filed a class action lawsuit in the U.S. District Court for the Southern District of New York, captioned Zhengxu He, Trustee of the He & Fang 2005 Revocable Living Trust v. Seritage Growth Properties, Case No. 1:24:CV:05007, alleging that the Company, the Company’s Chief Executive Officer, and the Company’s Chief Financial Officer violated the federal securities laws (the “Securities Action”). The complaint seeks to bring a class action on behalf of all persons and entities that purchased or otherwise acquired Company securities between July 7, 2022 and May 10, 2024. The complaint alleges that the defendants violated federal securities laws by issuing false, misleading, and/or omissive disclosures concerning the Company’s alleged lack of effective internal controls regarding the identification and review of impairment indicators for investments in real estate and the Company’s value and projected gross proceeds of certain real estate assets. The complaint seeks compensatory damages in an unspecified amount to be proven at trial, an award of reasonable costs and expenses to the plaintiff and class counsel, and such other and further relief as the court may deem just and proper. On or around January 15, 2025, another purported shareholder of the Company filed a derivative lawsuit in the U.S. District Court for the District of Maryland, captioned Paul Sidhu v. Seritage Growth Properties, Case No. 1:25-cv-00152 (the “Sidhu Derivative Action”). On or around January 20, 2025, another purported shareholder of the Company filed a derivative lawsuit in the U.S. District Court for the District of Maryland, captioned James Wallen v. Seritage Growth Properties, Case No. 1:25-cv-00190 (the “Wallen Derivative Action”). On or around May 8, 2025, another purported shareholder of the Company filed a derivative lawsuit in the U.S. District Court for the Southern District of New York, captioned Derrick Cheroti v. Seritage Growth

Properties, Case No. 1:25-vc-00152 (the “Cheroti Derivative Action”). The derivative actions allege the same or similar claimed acts and omissions underlying the Securities Action, assert breach of fiduciary duty and other claims against the Company’s Chief Executive Officer, the Company’s Chief Financial Officer, and current and former members of the Company’s Board of Trustees, and name the Company as a nominal defendant. The complaint in each of the derivative actions seeks compensatory damages in an unspecified amount to be proven at trial, an order directing the Company and the individual defendants to reform and improve the Company’s corporate governance and internal procedures, restitution from the individual defendants, an award of costs and expenses to the plaintiff and reasonable attorneys’ and experts’ fees, costs, and expenses, and such other and further relief as the court may deem just and proper. The complaint in the Cheroti Derivative Action also seeks an award of punitive damages, an order directing the individual defendants to account for all damages caused by them and all profits and special benefits and unjust enrichment obtained, and the imposition of a constructive trust. On September 2, 2025, the court in the Cheroti Derivative Action stayed the Cheroti Derivative Action until resolution of the anticipated motion to dismiss in the Securities Action. On November 5, 2025, the court in the District of Maryland proceedings consolidated the Sidhu Derivative Action and the Wallen Derivative Action (the “Consolidated Derivative Action”) and appointed lead counsel. On November 12, 2025, the court in the Consolidated Derivative Action stayed the Consolidated Derivative Action until resolution of the anticipated motion to dismiss in the Securities Action. The Company intends to vigorously defend itself against the allegations in these lawsuits.

Dividends

The Company's Board of Trustees has declared the following dividends on the preferred shares during 2026:

			Series A
Declaration Date	Record Date	Payment Date	Preferred Share
2026
July 28	September 30	October 15	$0.43750
April 20	June 30	July 15	0.43750
February 25	March 31	April 15	0.43750

Strategic Review

At the 2022 Annual Meeting of Shareholders on October 24, 2022, Seritage shareholders approved the Company’s Plan of Sale. The strategic review process remains ongoing as the Company executes the Plan of Sale, and the Company remains open-minded to pursuing value-maximizing alternatives, including a potential sale of the Company. There can be no assurance regarding the success of the process.

Market Update

The Company continues to face challenging market conditions, such as elevated interest rates and the availability of debt and equity capital, and it continues to assess other potential macroeconomic impacts including supply chain issues, international conflicts associated with tariffs, potential labor issues, and uncertainty caused by wars and the impacts thereof. While interest rates have started to decline, they remain high relative to interest rates in 2022. Additionally, raising equity capital for land development deals remains challenging. These conditions could apply downward pricing pressures on our remaining assets. In making decisions regarding whether and when to transact on each of the Company’s remaining assets, the Company considers various factors including, but not limited to, the breadth of the buyer universe, macroeconomic conditions including the availability and cost of financing, as well as corporate, operating and other capital expenses required to carry the asset. If these challenging market conditions persist, then we expect that they will continue to adversely impact the Plan of Sale proceeds from our assets and the amounts and timing of distributions to shareholders.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “should,” “expects,” “intends,” “plans,” “pro forma,” “believes,” “estimates,” “predicts,” “potential,” "will," "approximately," or "anticipates" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that could cause or contribute to such differences include, but are not limited to: declines in retail, real estate and general economic conditions; risks relating to redevelopment activities and disposition of properties; the process and results of the Company’s review of strategic alternatives and our Plan of Sale; to contingencies to the commencement of rent under leases; the terms of the Company’s indebtedness and other legal requirements to which the Company is subject; competition and related challenges in the real estate and retail industries and the ability of the Company’s top tenants to successfully operate their businesses; failure to achieve expected occupancy and/or rent levels within the projected time frame or at all;

the impact of ongoing negative operating cash flow on the Company’s ability to fund operations and ongoing development; the Company’s ability to access or obtain sufficient sources of financing to fund the Company’s liquidity needs; environmental, health, safety and land use laws and regulations; and possible acts of war, terrorist activity or other acts of violence or cybersecurity incidents. For additional discussion of these and other applicable risks, assumptions and uncertainties, see the “Risk Factors” and forward-looking statement disclosure contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2025 and any subsequent Form 10-Qs. While the Company believes that its forecasts and assumptions are reasonable, the Company cautions that actual results may differ materially. The Company intends the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

About Seritage Growth Properties

Prior to the adoption of the Company’s Plan of Sale, Seritage was principally engaged in the ownership, development, redevelopment, management, sale and leasing of diversified retail and mixed-use properties throughout the United States. As of June 30, 2026, the Company’s portfolio consisted of interests in nine properties comprised of approximately 0.8 million square feet of gross leasable area (“GLA”) or build-to-suit leased area and 139 acres of land. The portfolio encompasses four consolidated properties consisting of approximately 0.3 million square feet of GLA and 56 acres (such properties, the “Consolidated Properties”) and five unconsolidated entities consisting of approximately 0.5 million square feet of GLA and 83 acres (such properties, the “Unconsolidated Properties”).

Contact

Seritage Growth Properties

(212) 355-7800

IR@Seritage.com

Seritage Growth Properties

Consolidated Balance SheetS

(In thousands, except share and per share amounts)

(Unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Investment in real estate
Land	$19,754	$25,406
Buildings and improvements	124,834	134,946
Accumulated depreciation	(15,455)	(14,908)
	129,133	145,444
Construction in progress	-	629
Net investment in real estate	129,133	146,073
Real estate held for sale	2,281	8,692
Investment in unconsolidated entities	143,326	156,242
Cash and cash equivalents	48,426	48,088
Restricted cash	14,435	14,197
Tenant and other receivables, net	3,372	3,665
Lease intangible assets, net	-	171
Prepaid expenses, deferred expenses and other assets, net	12,606	16,651
Total assets (1)	$353,579	$393,779

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Term loan facility, net	$49,660	$47,677
Accounts payable, accrued expenses and other liabilities	11,043	13,302
Liabilities related to real estate held for sale	659	-
Total liabilities (1)	61,362	60,979

Commitments and Contingencies (Note 9)

Shareholders' Equity
Class A common shares $0.01 par value; 100,000,000 shares authorized; 56,324,607 shares issued and outstanding as of June 30, 2026 and December 31, 2025	562	562
Series A preferred shares $0.01 par value; 10,000,000 shares authorized; 2,800,000 shares issued and outstanding as of June 30, 2026 and December 31, 2025; liquidation preference of $70,000	28	28
Additional paid-in capital	1,362,028	1,362,719
Accumulated deficit	(1,070,401)	(1,031,893)
Total shareholders' equity	292,217	331,416
Non-controlling interests	-	1,384
Total equity	292,217	332,800
Total liabilities and equity	$353,579	$393,779

(1) The Company's condensed consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs"). See Note 2. As of June 30, 2026, the Company no longer holds any consolidated VIEs. The consolidated balance sheets, as of December 31, 2025, include the following amounts related to our consolidated VIEs: $8.7 million included in real estate held for sale, $9.9 thousand of cash, $9.5 thousand of tenant and other receivables and $74.5 thousand of accounts payable, accrued expenses and other liabilities.

Seritage Growth Properties

Consolidated Statements of OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
REVENUE
Rental income	$1,760	$4,526	$3,669	$8,983
Management and other fee income	114	127	255	269
Total revenue	1,874	4,653	3,924	9,252
EXPENSES
Property operating	761	3,237	2,222	6,145
Real estate taxes	384	692	717	1,645
Depreciation and amortization	390	2,040	790	4,115
General and administrative	5,096	6,172	10,388	21,865
Total expenses	6,631	12,141	14,117	33,770
Gain on sale of real estate	35	1,967	35	8,903
Loss on sale of interests in unconsolidated entities	—	(1,417)	—	(1,417)
Impairment of real estate assets	—	(18,000)	(15,183)	(18,000)
Equity in income (loss) of unconsolidated entities	508	756	(6,659)	(7,172)
Interest and other income (expense), net	1,022	930	1,393	1,790
Interest expense	(2,936)	(5,139)	(5,839)	(10,369)
Loss before income taxes	(6,128)	(28,391)	(36,446)	(50,783)
Benefit (provision) from income taxes	—	(115)	—	75
Net loss	(6,128)	(28,506)	(36,446)	(50,708)
Preferred dividends	(1,225)	(1,225)	(2,450)	(2,450)
Net loss attributable to Seritage common shareholders	$(7,353)	$(29,731)	$(38,896)	$(53,158)

Net loss per share attributable to Seritage Class A common shareholders - Basic	$(0.13)	$(0.53)	$(0.69)	$(0.94)
Net loss per share attributable to Seritage Class A common shareholders - Diluted	$(0.13)	$(0.53)	$(0.69)	$(0.94)
Weighted-average Class A common shares outstanding - Basic	56,324	56,324	56,324	56,304
Weighted-average Class A common shares outstanding - Diluted	56,324	56,324	56,324	56,304

Properties sold during the six months ended June 30, 2026:

			Total	2026 Qtr
City	State	Full / Partial Sale	Built SF	Sold
Alexandria	VA	Partial Site	-	Q1
Riverside	CA	Full Site	-	Q2